SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549



                               FORM 8-K


                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):  September 29, 1994


                       Boise Cascade Corporation
     ____________________________________________________________
        (Exact Name of Registrant as Specified in Its Charter)


          Delaware                    1-5057          82-0100960
______________________________________________________________________
(State or Other Jurisdiction of    (Commission    (I.R.S. Employer
Incorporation or Organization)     File Number)   Identification No.)


     One Jefferson Square, Boise, Idaho                  83702
______________________________________________________________________
(Address of Principal Executive Offices)               (ZIP Code)


Registrant's Telephone Number, Including Area Code:  208/384-6161

Item 5.   Other Events.


On September 30, 1994, the Company's Canadian subsidiary, Rainy River Forest Products Inc., announced the sale of C$420 million of units in an initial public offering, primarily in Canada, and a concurrent sale of US$110 million senior secured notes in a public offering in the U.S. The common shares sold represent 51% of the outstanding voting common shares and 40.34% of the total outstanding equity of Rainy River Forest Products. Closing for the transactions is scheduled for October 13, 1994.

Rainy River owns and operates a newsprint mill in Kenora, Ontario, an uncoated groundwood mill in Fort Frances, Ontario, and on September 28, 1994, acquired, as part of this transaction, Boise Cascade's West Tacoma, Washington, newsprint mill. Rainy River will have an exclusive contract to sell all the newsprint produced by Boise Cascade's DeRidder, Louisiana, facility.

On September 30, 1994, the Company announced that it will record a charge to third-quarter 1994 results of approximately
$27 million, or 71 cents per share, arising from the aforesaid transactions.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          Exhibit 99     News release issued by the Company on
                         September 30, 1994.

                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   BOISE CASCADE CORPORATION



                                   /s/ IRVING LITTMAN
                                   Irving Littman
                                   Vice President and Treasurer


Date:     October 3, 1994

                          Exhibit Index


Exhibit No.              Description                     Page

    99         News release issued by the Company on
               September 30, 1994.